UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2010

EME HOMER CITY GENERATION L.P

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	333-92047-03	33-0826938
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

1750 Power Plant Road

Homer City, Pennsylvania  15748

(Address of principal executive offices, including zip code)

(724) 479-9011

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 24, 2010, EME Homer City Generation, L.P. (the “Company”) adopted a revised Ethics and Compliance Code (the “Code of Ethics”) that amended, restated, and replaced the prior Ethics and Compliance Code of the Company.  The Code revisions clarified the application of affiliate rules and other rules related to political contributions, gifts, and lobbying activities, insider trading, and intellectual property; emphasized management responsibilities and the companies’ concern for the environment; provided additional illustrative examples; and included technical, administrative or other non-substantive changes.

The amendment of the Code of Ethics did not relate to or result in any waiver, explicit or implicit, of any provision of the Code of Ethics.

The Code of Ethics has been posted on the “Investor Relations — Corporate Governance” page of the website maintained by the Company’s ultimate parent, Edison International, at www.edison.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EME HOMER CITY GENERATION L.P. (REGISTRANT)
By:	Mission Energy Westside Inc., as General Partner
By:	/s/ John P. Finneran, Jr.
John P. Finneran, Jr. Director and Vice President
Date:	June 29, 2010